EXHIBIT 5.1

              [Letterhead of Cleary, Gottlieb, Steen and Hamilton]


Writer's Direct Dial:  (212) 225-2890

                                                                  March 11, 1999



GE Capital Mortgage Services, Inc.
Three Executive Campus
Cherry Hill, New Jersey  08002


GE Capital Mortgage Funding Corporation
Three Executive Campus, Suite W. 602
Cherry Hill, New Jersey  08002


     Re:  GE Capital Mortgage Services, Inc.
          GE Capital Mortgage Funding Corporation
          Registration Statement on Form S-3
          (File nos. 333-68951 and 333-68951-01)

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the above-referenced Registration Statement filed with the Securities and Exchange Commission on December 15, 1998, amended by filings on February 16, 1999, March 8, 1999 and March 11, 1999 (as so amended, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Pass-Through Certificates (the "Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in all material respects relevant hereto substantially in the form of Exhibit 4.1, 4.2, 4.3, 4.6 or 4.7 to the Registration Statement, among GE Capital Mortgage Services, Inc. ("GECMSI"), or GE Capital Mortgage Funding Corporation ("Funding") as depositor of the assets in the trust fund, any servicer or master servicer other than GECMSI that may be identified as a party thereto in the prospectus supplement for such series of Certificates (the "Servicer" for such series), and State Street Bank and Trust Company or another trustee to be identified in the prospectus supplement for such series of Certificates (the "Trustee" for such series).

     We have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of GECMSI and Funding and such other instruments and other certificates of public officials, officers and representatives of GECMSI and Funding and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of GECMSI or Funding, as applicable, in the Pooling and Servicing Agreement).

     Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

          1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action of, and duly executed and delivered by, GECMSI or Funding, as applicable, any Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a legal and valid obligation of GECMSI or Funding, as applicable; and

          2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action of, and duly executed and delivered by, GECMSI or Funding, as applicable, any Servicer and the Trustee for such series, and when the Certificates of such series have been duly executed and countersigned in accordance with the terms of the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus with respect to such series delivered pursuant to Section 5 of the Act, such Certificates will be legally and validly issued, the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement, and such Certificates will be fully paid and nonassessable.

     Insofar as the foregoing opinions relate to the legality and validity of any agreement or obligation of GECMSI or Funding, as applicable, (a) we have assumed that GECMSI or Funding and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     Each form of Pooling and Servicing Agreement indicates that it is governed by the laws of the State of New York. The foregoing opinions are limited to the law of the State of New York.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By   /s/ David L. Sugerman
                                          --------------------------------
                                             David L. Sugerman, a Partner